Exhibit 10.44

SENIOR CONVERTIBLE NOTES EXCHANGE AGREEMENT

This Senior Convertible Notes Exchange Agreement (this “Agreement”) dated as of November 13, 2023 (the “Effective Date”) is among Nuburu, Inc., a Delaware Corporation (the “Company”), and the parties listed on Schedule I hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company previously issued a series of unsecured convertible promissory notes pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023 (the “Purchase Agreement” and such notes, the “Existing Notes”).

WHEREAS, concurrently with this Agreement, the Company is (a) issuing a new series of secured promissory notes (“Junior Bridge Notes”) pursuant to that certain Note and Warrant Purchase Agreement (“Bridge Purchase Agreement”), dated even date herewith, which Junior Bridge Notes will be secured with a continuing lien and security interest in and to the Company’s patent portfolio as set forth in that certain Security Agreement, dated even date herewith (the “Security Agreement”) and (b) entering into that certain Intercreditor and Subordination Agreement with the Holders, the holders of the Junior Bridge Notes, and the collateral agents under the Security Agreement (the “Subordination Agreement”).

WHEREAS, in accordance with Section 1(b) of the Existing Notes, each of the holders of the Existing Notes have consented to the Exchange (as defined below) on the terms and conditions set forth herein and the other Transaction Documents, including, without limitation, the Subordination Agreement.1

WHEREAS, pursuant to the terms of this Agreement and the other Transaction Documents, the parties now desire to exchange the Existing Notes for senior secured convertible promissory notes (“Senior Convertible Notes”), in the form attached hereto as Exhibit A (the “Form of Convertible Senior Note”), which Senior Convertible Notes will be secured with a continuing lien and security interest in and to the Company’s patent portfolio as set forth in that certain Security Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged by the Company and each Holder, the parties agree as follows:

I.
Exchange.
A.
Exchange. Effective as of the Effective Date, each Existing Note will automatically and without any additional action on the part of the Holder holding such Existing Note or the Company (other than as set forth herein) be exchanged for a Senior Convertible Note in an amount equal to the portion of the outstanding principal balance and unpaid interest under the Existing Note (the “Exchange”).
B.
Effect of Exchange. The Senior Convertible Notes are issued in full and complete discharge and satisfaction of all obligations of the Company (including outstanding principal, interest or any other amounts) under the Existing Note held by each Holder, and each Existing Note will be deemed to be

1 Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Senior Convertible Notes (as defined below).

satisfied in full, terminated and of no further force or effect automatically upon the consummation of, the Exchange.

C.
Waiver. Aside from each Holder’s right to receive the Senior Convertible Note at the Exchange, each Holder, severally and not jointly, hereby waives any and all demands, claims, suits, actions, causes of action, proceedings, assessments and rights in respect of each such Existing Note against the Company or any of its Subsidiaries or their respective directors, officers, employees, agents or representatives, including, without limitation, (i) any payments in excess of the amount of principal and interest under the Existing Note to be exchanged for the corresponding Senior Convertible Note in the Exchange, (ii) any right to formal notice of the Exchange, (iii) any rights to receive an original copy of the Existing Note prior to the Exchange, (iv) any rights arising from any past or present actual or alleged default or event of default under the Existing Note, and (v) any rights to receive a different principal or interest amount under the Senior Convertible Note in exchange for the Existing Note. Each Holder further waives, and agrees to waive with respect to the Existing Note held by the Existing Holder, (w) any and all rights of participation, (x) all rights of notice, (y) all rights to delay, and (z) any other rights that each Holder may have under the Existing Note, or otherwise triggered as a result of the Exchange.
D.
Execution of Senior Convertible Notes. Upon the Exchange, the Company and each Holder will execute the Form of Senior Convertible Note in the form attached hereto as Exhibit A in the principal amount equal to all outstanding principal, interest, and other fees due and owing under the Existing Notes set forth opposite the respective Holder’s name on Schedule I.
E.
Warrants. For the avoidance of doubt, nothing herein or otherwise as part of the Exchange or the Company’s entry into any Transaction Documents or any other documents or agreements in connection herewith or therewith shall impair any of the Company’s obligations under the Warrants (as defined in the Notes Purchase Agreement) issued to the holders of the Existing Notes under the Notes Purchase Agreement. For the avoidance of doubt, each Holder does not waive any and all rights under the Senior Convertible Notes and nothing herein or the other Transaction Documents shall affect or impair in any way any Holder’s rights under the Warrants issued in connection with the Existing Notes, which are not being modified in any way by the issuance of the Senior Convertible Notes, the Exchange of the Existing Notes or any of the other Transaction Documents.
F.
Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Mountain time on the date such payment is due at the address for such purpose specified below each Holder’s name below its signature, or at such other address, or in such other manner, as a Holder or other registered Holder of a Senior Convertible Note may from time to time direct in writing, provided that subsequent to the effectiveness of a registration statement registering the shares of common stock issuable upon conversion of the Senior Convertible Notes, the Company may elect to pay interest in kind through the issuance of shares of common stock at the Conversion Price (as defined in the Senior Convertible Notes) in lieu of payments in cash; provided, further, that such shares of common stock are registered on such registration statement.
G.
Delivery. The issuance of the Senior Convertible Notes and the Exchange of the Existing Notes for the Senior Convertible Notes shall take place on the Effective Date or at such place and time as the Company and the Holders may otherwise determine. On the Effective Date, the Company will deliver to each of the Holders the Senior Convertible Notes to be issued to such Holder as set forth below its signature below. Each of the Senior Convertible Notes will be registered in such Holder’s name in the Company’s records.
II.
The Company’s Representations and Warranties. The Company hereby represents and warrants to each Holder that the following representations are true and complete as of the Effective Date:
A.
Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.
B.
Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby

(i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

C.
Enforceability. Each Transaction Document executed, or to be executed by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
D.
Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any individual, partnership, corporation, limited liability company, unincorporated association, joint venture or other entity or a governmental authority (each, a “Person”) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which the Company or any of its subsidiaries is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset, or revenue of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any of its subsidiaries, their business, or operations, or any of their assets or properties other than the Liens granted pursuant to the Security Agreement securing the Senior Convertible Notes and Junior Bridge Notes.
E.
Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.
F.
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.
G.
No Violation or Default. The Company and each of its subsidiaries is not in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).
H.
Litigation. Except as set forth in the Company’s public filings with the Securities and Exchange Commission (“Commission”), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.
I.
Title. The Company and its subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to other assets and properties as reflected in the most recent financial statements of the Company that have been included in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q (the “Financial Statements”) (except those assets and properties disposed of in the ordinary course of business since the dates of such Financial Statements) and all assets and properties acquired by the Company and its subsidiaries since such dates (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and which have not arisen otherwise than in the ordinary course of business, and (v) the Liens granted pursuant to the Security Agreement securing the Senior Convertible Notes and Junior Bridge Notes.
J.
Intellectual Property. To the best of their knowledge, the Company and the Company’s subsidiaries own or possess and can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
K.
Financial Statements. The Financial Statements (i) are in accordance with the books and records of the Company and its subsidiaries and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP except, with respect to the unaudited Financial Statements, for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company and its subsidiaries do not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements. The Company and its subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

L.
Equity Securities. The Company’s total authorized and issued capitalization is as set forth in the Company’s public filings with the Commission (as of the date of such filings). The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s certificate of incorporation or bylaws in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced herein or as set forth in the Company’s public filings with the Commission, there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. Except as set forth in the Company’s public filings with the Commission, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s certificate of incorporation or bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Effective Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as expressly referenced herein or as set forth in the Company’s public filings with the Commission, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.
M.
Debt Securities. Other than with respect to the Junior Bridge Notes, no indebtedness for borrowed money of the Company or any subsidiary is or will be senior to, or pari passu with, the Senior Convertible Notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.
N.
Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to Holders by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s public filings with the Commission under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, did not, as of the time of their filing, and do not or will not, as then amended or supplemented, as of the date of filing, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
O.
Absence of Certain Changes. Since September 30, 2023, (i) the Company and its subsidiaries have conducted its business in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
P.
No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the Exchange; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Exchange or the issuance of the Junior Bridge Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
III.
Holder’s Representations and Warranties. Each Holder represents and warrants to the Company that the following representations are true and complete as of the Effective Date:
A.
Authority; Binding Obligation. Such Holder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of such Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
B.
Right, Title, and Interest. Such Holder is the lawful and sole owner of such Holder’s Existing Note, has good and marketable title to such Holder’s Existing Note, has sole right, title, and interest in and to such Holder’s Existing Note and has not assigned such Holder’s Existing Note or any rights related to such Holder’s Existing Note to any other Person. The Holder has full right and authority to deliver such Holder’s Existing Note in connection with this Agreement. Such Holder’s Existing Note is free and clear of all liens, encumbrances, equities, security interests, and any other claims whatsoever. No third-party has any right to prevent the Holder from exchanging such Holder’s Existing Note as contemplated by this Agreement, and no third-party has any right to receive notice of the Exchange of such Holder’s Existing Note as contemplated by this Agreement. Delivery of such Holder’s Existing Note in accordance with the terms of this Agreement will pass full and valid title to such Holder’s Existing Note free and clear of any security interests, claims, liens, and any other encumbrance. The Holder is not aware of any basis for any disputes or challenges regarding the Holder’s ownership of such Holder’s Existing Note and no such disputes or challenges are pending or alleged.
C.
Securities Law Compliance. Such Holder has been advised that the Senior Convertible Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Holder’s name on Schedule I.
D.
Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.
E.
No “Bad Actor” Disqualification Events. Neither (i) such Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Holder is subject to any Disqualification Event (as defined in Section II.P), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.
IV.
Conditions to Closing of the Holders. Each Holder’s obligations at the Closing are subject to the fulfillment, on or prior to the Effective Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Holder:
A.
Representations and Warranties. The representations and warranties made by the Company in Section II shall be true and correct when made and in all material respects as of the Effective Date (without giving effect to materiality, material adverse effect, or similar phrases in the representations and warranties).
B.
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Effective Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Senior Convertible Notes and Junior Bridge Notes.
C.
Legal Requirements. On the Effective Date, the issuance by the Company of the Senior Convertible Notes and the Exchange of the Existing Notes shall be legally permitted by all laws and regulations to which the Holders or the Company are subject.
D.
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated on the Effective Date and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Holders.
E.
Transaction Documents. The Company shall have duly executed and delivered to the Holders the following documents: (i) this Agreement, (ii) each Senior Convertible Note issued hereunder,

(iii) the Security Agreement, and (iv) the Subordination Agreement (collectively, the “Transaction Documents”).

V.
Senior Debt. For so long as any Senior Convertible Notes remain outstanding, without the prior written consent of the Requisite Holders, the Company shall not, and shall cause its subsidiaries not to, unless the Requisite Holders (as such term is defined in the Senior Convertible Notes) otherwise approve, vote for or authorize, or otherwise waive any provision of this Section V, issue any indebtedness for borrowed money that is senior to, or pari passu with, the Senior Convertible Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise (“Prohibited Debt”); provided that, for the avoidance of doubt, the Company may enter into and/or obtain Prohibited Debt without the consent of the Requisite Holders provided that the Discharge of Senior Convertible Notes Claims (as defined in the Subordination Agreement) has occurred or will occur simultaneously with the closing of such Prohibited Debt.
VI.
Subsequent Financings.
A.
Other than in connection with a Permitted Financing (defined below), for so long as any Senior Convertible Notes remain outstanding, each Holder shall have the right, but not the obligation, to participate in each subsequent financing that involves the sale of securities of the Company or any of its subsidiaries and results in gross proceeds (net of any underwriting or placement fees) to the Company or any of its subsidiaries either (i) in excess of $1,000,000, with respect to an individual sale of securities, or (ii) in excess of $15,000,000 in the aggregate with prior sales of securities of the Company or any of its subsidiaries since the Effective Date (excluding Permitted Financings) (each such financing, a “Subsequent Financing”). Any such participation by the Holder in a Subsequent Financing shall be on a pro rata basis, based upon such Holder’s aggregate investment amounts in the Company’s securities (on a fully diluted basis assuming the conversion and exercise of the Senior Convertible Notes, the Warrants and any other outstanding securities of the Company, though without giving effect to the Subsequent Financing).
B.
The Company shall deliver to the Holder at least 10 calendar days prior to entering into a definitive agreement for a Subsequent Financing, a written notice of its intention to effect a Subsequent Financing and the details of such Subsequent Financing (a “Pre-Financing Notice”). A Pre-Financing Notice shall constitute “Material nonpublic information” (as defined in the Company’s Insider Trading Policy) and the Holder shall enter into a confidentiality agreement on customary terms prior to the receipt of any Pre-Financing Notice and/or agree to be subject to a special blackout period under the Company’s Insider Trading Policy.
C.
Any Pre-Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person with whom such Subsequent Financing is proposed to be effected, and shall include, as an attachment thereto, a term sheet or similar document relating thereto. If the Holder elects to participate in the Subsequent Financing, the closing of such Subsequent Financing shall be as mutually agreed between the parties participating in such Subsequent Financing. If by 6:30 p.m. (Mountain Time) on the fifth calendar day after the Holder has received the Pre-Financing Notice, the Holder fails to notify the Company of its election to participate or elects to participate in an amount that is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Pre-Financing Notice.
D.
The Company must provide the Holder with a second Pre-Financing Notice, and the Holder will again have the right of participation set forth above in this Section VI, if the Subsequent Financing subject to the initial Pre-Financing Notice is not consummated for any reason on the terms set forth in such Pre-Financing Notice within 60 calendar days after the date of the initial Pre-Financing Notice.
E.
Notwithstanding the foregoing, Section VI.A shall not apply in respect to the issuance of the following (each, a “Permitted Financing”): (i) shares of common stock or common stock options, warrants or other rights to purchase common stock issued to employees, officers, directors or consultants of the Company pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company or shares of common stock issued upon exercise of any option or warrant or conversion of any convertible security issued pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company, (ii) securities issued upon the exercise of or conversion of any securities issued pursuant to this Agreement, the Purchase Agreement, or the Bridge Purchase Agreement, (iii) common stock issued upon the exercise or conversion of options, warrants, preferred stock or convertible debt instruments issued and outstanding on the date of this Agreement; provided that, (A) such securities have not been amended since the date of this Agreement to increase the number of such securities or underlying common stock or (B) to decrease the exercise or conversion price of any such security (except in the case of (A) and (B) pursuant to any anti-dilution or price reset provisions or otherwise that are in effect as of the date hereof), (iv) securities issued pursuant to acquisitions or strategic transactions, provided that (x) any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, (y) shall not include, for the avoidance of doubt, an issuance or transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (z) provided that the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and shall not result in a change in control of the Company, (v) securities issued pursuant to that certain Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time) by and among the Company, Nuburu Subsidiary, Inc. (f/k/a Nuburu, Inc.) and Lincoln Park Capital Fund, LLC, dated as of August 5, 2022 that results in gross proceeds that do not exceed

$15,000,000 in the aggregate with prior sales of securities of the Company or any of its subsidiaries since the Effective Date (excluding Permitted Financings, other than those pursuant to this clause (v)), (vi) any offering of Series A preferred stock pursuant to that certain Preferred Stock Sale Option Agreement by and between the Company and the other parties thereto dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time), and (vii) with the prior written consent of the Requisite Holders, a loan that is secured by the intellectual property of the Company or its subsidiaries. Notwithstanding anything contained herein to the contrary, although the Company shall be entitled to complete a Permitted Financing, all Permitted Financings shall rank junior to the Notes.

VII.
Listing. The Company shall use its reasonable best efforts to cause the shares of the Company’s common stock issuable upon conversion of the Senior Convertible Notes and the Warrants to be quoted on such Approved Market on which securities of the same class or series issued by the Company are then listed or quoted. “Approved Market” means the New York Stock Exchange, the NYSE America, Nasdaq Stock Market, the Over-the-Counter Bulletin Board or the OTC Markets.
VIII.
Purchases and Exchange of Securities. Neither the Company nor any of its subsidiaries shall,

without the prior written consent of the Requisite Holders, enter into (i) any accelerated share repurchase contract, prepaid forward purchase contract or similar contract with respect to the purchase by the Company or any of its subsidiaries of the Company’s or its subsidiaries’ securities or (ii) any exchange, conversion or option contract pursuant to which the Company or any of its subsidiaries agrees to issue securities of the Company or its subsidiaries to a Person either in exchange for securities of the Company or its subsidiaries beneficially owned by such Person or upon the sale, disposal or transfer by such Person of securities of the Company or its subsidiaries beneficially owned by such Person (such sale, disposal or transfer either to the Company, any of its subsidiaries or a third party).
IX.
Miscellaneous.
A.
Waiver and Amendment. Any provision of this Agreement, the Warrants, and the Senior Convertible Notes may be amended, waived or modified only upon the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, waiver or consent will: (i) reduce the principal amount of any Senior Convertible Note without the affected Holder’s written consent, or (ii) reduce the rate of interest of any Senior Convertible Note without the affected Holder’s written consent. Any amendment or waiver effected in accordance with this paragraph will be binding upon all of the parties hereto.
B.
Governing Law. This Agreement and all actions arising out of or in connection with this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.
C.
Jurisdiction and Venue. Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section IX.H or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process
D.
Survival. The representations, warranties, and agreements made herein shall survive the execution and delivery of this Agreement.
E.
Successors and Assigns. Subject to the restrictions on transfer described in Section IX.F and VIII.G, the rights and obligations of the Company and the Holders shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
F.
Registration, Transfer and Replacement of the Senior Convertible Notes. The Senior Convertible Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Senior Convertible Notes. Prior to presentation of any Senior Convertible Note for registration of transfer, the Company shall treat the Person in whose name such Senior Convertible Note is registered as the owner and holder of such Senior Convertible Note for all purposes whatsoever, whether or not such Senior Convertible Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Senior Convertible Note, the holder of any Senior Convertible Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Senior Convertible Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Senior Convertible Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Senior Convertible Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Senior Convertible Note executed in the same manner as the Senior Convertible Note being replaced, in the same principal amount as the unpaid principal amount of such Senior Convertible Note and dated the date to which interest shall have been paid on such Senior Convertible Note or, if no interest shall have yet been so paid, dated the date of such Senior Convertible Note.
G.
Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation or law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders.
H.
Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
i.
if to a Holder, to the Holder’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

ii.
if to the Company, to the attention of the Chief Executive Officer of the Company at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company will have furnished to the Holders, with a copy (which will not constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five calendar days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Holder consents to the delivery of any notice to securityholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on Schedule I (or to any other electronic mail address for the Holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder. This consent may be revoked by a Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

I.
Expenses. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorney fees and expenses incurred by the Lead Investor (as defined on Schedule I) in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents.
J.
Further Assurances. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered, and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement.
K.
Separability of Agreements; Severability of this Agreement. The Cmopany’s agreement with each of the Holders is a separate agreement and the Exchange of the Existing Notes and the issuance of the Senior Convertible Notes to each of the Holders is a separate exchange and issuance. Unless otherwise expressly provided herein, the rights of each Holder hereunder are several rights, not rights jointly held with any of the other Holders. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder’s domicile or otherwise, shall in no way affect or impair the validity, legality, enforceability of this Agreement with respect to other Holders. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
L.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(signature page follows)

Nuburu, Inc.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

Eunomia, LP

By: /s/ Ron Nicol

Name: Ron Nicol

Title: Manager

David Seldin

By: /s/ David Seldin

Name: David Seldin

The Puckett Management Trust

By: /s/ J. Puckett

Name: J. Puckett

Title: Manager

Sand Dune Investments LLC

By: /s/ Chad Isaacson

Name: Chad Isaacson

Title: Officer

CST Global LLC

By: /s/ David Michael

Name: David Michael

Title: Manager

Robert J and Ellen M. Svatos, trustees of the Svatos Family Trust dated June 16, 1986

By: /s/ Robert J. Svatos

Name: Robert J. Svatos

Title: Trustee

Carl Stern and Holly Hayes 2011 Trust

By: /s/ Carl Stern

Name: Carl Stern

Title: Trustee

Wilson-Garling 2023 Family Trust

By: /s/ Jill Garling

Name: Jill Garling Title: Sole Trustee

Curtis N. Maas Revocable Trust

By: /s/ Curtis Maas

Name: Curtis Maas

Title: Member

Steven L. Schwartz Revocable Trust

By: /s/ Steven L. Schwartz

Name: Steven L. Schwartz

Title: Trustee

Konark Nuburu Holdings LLC

By: /s/ Konark Singh

Name: Konark Singh

Title: Manager

Meldon Wolfgang

By: /s/ Meldon Wolfgang

Name: Meldon Wolfgang

Sauder Property Company

By: /s/ John Sauder

Name: John Sauder

Title: President